ALPINE AIR MOVES TO DIVERSIFY IN VIEW OF USPS CONTRACT AWARDS

     Provo, Utah   June 27, 2003  Alpine Air Express, Inc., (OTCBB: ALPE) with its operating subsidiary, Alpine Air, a leading provider of regional air cargo transport and logistics services, announced on January 2nd 2003, that the United States Postal Service had discussed potentially terminating its ASYS-R contract effectively terminating air mail service on routes under a certain distance. As a result, the USPS has recently decided to reallocate routes under its AMOT contract to a combination of service contractors. The move by the USPS, widely anticipated by Alpine Air's executive management, prompted diversification programs including the formation of Alpine Air Chile and its new Owner Operator program.

     Alpine is preparing to file a formal protest with the General Counsel of the USPS and a federal court action seeking a stay of the new award of the contract. Alpine is also preparing to send to its employees a letter explaining the USPS actions and Alpine's plans to contest them, and asking the employees to write to the USPS and congressional representatives to further protest these developments.

     Subsequent to the USPS ASYS-R contract changes, Alpine's business development team, managed by Alpine Board member, Mr. Kenneth Holliday, has taken this unique opportunity to extend their diversification program to alleviate the Company's dependence on USPS service contracts. In doing so, Mr. Holliday notes Alpine's superior on-time performance record with the USPS at over 99%. Additionally, having reduced their direct operating costs by utilizing efficient high performance turbine aircraft in conjunction with special FAA approved maintenance programs, the Company looks forward to applying its high service standard to new customer contracts.

     Mr. Gene Mallette, Chairman and CEO of Alpine Air commented, "During the past 25 years, our seasoned management team has understood the need to maintain extremely low debt. The announcement by the USPS again reemphasizes the need for a low debt business model. The ASYS-R contract, though, limited our diversification plan and growth potential by dictating where our aircraft assets were placed. During the past six months, we have been actively recruiting a new President. The conclusion of the ASYS-R contract has now provided us with the opportunity to employ a strategy of customer diversification at potentially greater returns to our shareholders.

     Our business development team is well prepared to replace capacity created by the USPS ASYS-R contracts. Additionally, the Company's reduced lease rates have provided our business development team with more flexibility. The exercise with the USPS did however, enable us to refine our cost and service profiles significantly. Specializing in short to medium haul locations throughout Utah, Montana, Texas and other locations within the Western United States, we look forward to continuing to provide the best service at the most affordable prices available in the industry."

     Founded in 1975, Alpine Air, a wholly owned subsidiary, Alpine Air Express, Inc. provides competitively priced scheduled air cargo flights throughout the Western and Southwestern United States. The Company has an established client base that includes various contract operations, freight forwarders, and other cargo and logistics firms. Alpine Air provides superior "on time" performance and reliability, together with the flexibility to adapt quickly to the growing frequency and capacity requirements of its clients.

     This press release may contain forward-looking statements including the Company's beliefs about its business prospects and future results of operations. These statements involve risks and uncertainties. Among the important additional factors that could cause actual results to differ materially from those forward-looking statements are risks associated with the overall economic environment, the successful completion of the proposed leasing transaction, changes in anticipated earnings of the Company and other factors detailed in the Company's filings with the SEC, including its most recent Form 10-Q and Form 10K. In addition, the factors underlying Company forecasts are dynamic and subject to change and therefore those forecasts speak only as of the date the are given. The Company does not undertake to update them; however, it may choose from time to time to update them and if it should do so, it will disseminate the updates to the investing public.
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CONTACTS:                Michael Dancy
                  Public & Investor Relations
                    Alpine Air Express, Inc.
                           435-901-3730